As filed with the Securities and Exchange Commission on June 12, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

form s-3
registration statement
UNDER
THE SECURITIES ACT OF 1933

Intelligent Protection Management Corp.
(Exact name of registrant as specified in its charter)

Delaware	20-3191847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Jericho Executive Plaza, Suite 400E
Jericho, NY 11753
(212) 967-5120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Katz
Chief Executive Officer
Intelligent Protection Management Corp.
30 Jericho Executive Plaza, Suite 400E
Jericho, NY 11753
(212) 967-5120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of communications to:

Greg R. Samuel, Esq.
Rachel O’Donnell, Esq.
Haynes and Boone, LLP
2801 N. Harwood Street, Suite 2300
Dallas, Texas 75201
(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2026

Prospectus

Intelligent Protection Management Corp.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPM.” On June 10, 2026, the last reported sale price of our common stock was $1.83 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of June 12, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $15.7 million based on 7,661,051 shares of outstanding common stock held by non-affiliates, at a price of $2.05 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on June 2, 2026. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may offer, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement of which this prospectus is a part, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus nor any prospectus supplement nor any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References to the “Company,” “IPM,” “we,” “our” and “us” in this prospectus are to Intelligent Protection Management Corp. and its consolidated subsidiaries, unless the context otherwise requires.

IPM, our logo and other trademarks or service marks appearing in this prospectus and the documents incorporated by reference herein are the property of Intelligent Protection Management Corp. Trade names, trademarks and service marks of other companies appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names included in this prospectus and the documents incorporated by reference herein are without the ®, or other applicable symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 3 in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section titled “Special Note Regarding Forward-Looking Statements.”

Overview

We provide a comprehensive range of IT-related services, including managed IT security services, secure private cloud hosting, managed backup and disaster recovery, professional services, procurement services, web hosting, and other related services, including consulting and implementing technology solutions for large enterprise and commercial clients across the United States as well as small-and-medium sized businesses. We also offer and support our ManyCam software, which is a live streaming software and virtual camera that allows users to deliver professional live videos on streaming platforms, video conferencing apps and distance learning tools. We have an over 20-year history of technology innovation and hold eight patents.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, as a smaller reporting company with less than $100 million in annual revenue, we are not required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were incorporated under the laws of the State of Delaware in 2005. Our principal executive office is located at 30 Jericho Executive Plaza, Suite 400E, Jericho, NY 11753 and our telephone number is (212) 967-5120. Our website is www.ipm.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our Board of Directors out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and non-assessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board of Directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders (subject to any limitations set forth in the Series A Certificate of Designations (as defined below)). Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory, at the option of the holder, or both and would be at prescribed conversion rates. If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q or in other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section herein entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions;

●	our ability to operate our secure private cloud through our data centers;

●	the intense competition in the industry in which our business operates and our ability to effectively compete with existing competitors and new market entrants;

●	our ability to consummate favorable acquisitions and effectively integrate any companies or businesses that we acquire;

●	the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts;

●	our reliance on a limited number of customers for a material portion of our revenues and income;

●	our reliance on network infrastructure, including Internet, telecommunications and fiber optic network connectivity providers;

●	the impact of real or perceived errors, failures or bugs in our customer solutions, software or technology;

●	our ability to attract new customers, retain existing customers and sell additional services to customers;

●	our reliance on Microsoft Corporation and others for software licenses and other intellectual property;

●	our reliance on our executive officers and consultants;

●	our ability to attract and retain qualified personnel;

●	our ability to obtain additional capital or financing when and if necessary, to execute our business plan, including through offerings of debt or equity or the sale of any of our assets;

●	the impact of any claim that we have infringed on intellectual property rights of others;

●	our ability to protect our intellectual property rights;

●	changes in laws, government regulations and policies and interpretations thereof;

●	our status as a technology service provider to U.S. financial institutions and our related exposure to regulation, supervision, and enforcement authority of banking regulators;

●	the rapidly evolving and uncertain regulatory landscape related to generative AI and machine learning technologies that we may develop or incorporate from third parties;

●	our reliance on third-party license agreements with the owners of the data centers through which we operate our secure private cloud;

●	the possibility that significant disruptions in our services could result in customer claims for lost profits or other damages;

●	the possibility that we may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to our results of operations in the future;

●	the effect that sales, or the perception of possible sales, of Series A Preferred Stock or the common stock issuable upon conversion of Series A Preferred Stock could have on the market price of our common stock;

●	the outcome of litigation involving our ManyCam software and other intellectual property matters;

●	our ability to comply with the applicable continued listing requirements or standards of The Nasdaq Capital Market;

●	our ability to achieve the anticipated benefits of strategic partnerships, including AI and predictive analytics integrations; and

●	other events outside of our control.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus, except to the extent required by applicable securities laws.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, including, but not limited to, developing and enhancing our portfolio of IT-related solutions, building strategic partnerships with third parties to integrate AI and predictive analytics capabilities into our platform, and implementing a third-party e-commerce integration system to consolidate our accounting-based systems. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion to allocate the net proceeds, if any, received in connection with securities offered pursuant to this prospectus for any purpose. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), any certificates of designation for our preferred stock, including the Certificate of Designations designating the Series A Preferred Stock (the “Series A Certificate of Designations”), and our Amended and Restated Bylaws, as amended (“Bylaws”), as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 9,000,000 have been designated as Series A Non-Voting Common Equivalent Stock (the “Series A Preferred Stock”) pursuant to the Series A Certificate of Designations.

As of June 12, 2026, we had issued and outstanding 9,035,729 shares of common stock, excluding 843,221 shares of common stock held by us as treasury, and 4,000,000 shares of Series A Preferred Stock.

Common Stock

Dividend Rights

Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor.

Voting Rights

Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the voting shares are able to elect all of the directors standing for election. Any other matters submitted to the vote of the stockholders must be authorized by a majority of the votes cast, except where the Delaware General Corporation Law, as amended (the “DGCL”), prescribes a different percentage of votes or a different exercise of voting power.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our Series A Preferred Stock and any other series of our preferred stock that we may designate in the future.

Holders

As of June 12, 2026, there were approximately 46 holders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Our Board of Directors has the authority, within the limitations and restrictions of our Certificate of Incorporation, to issue up to 10,000,000 shares of preferred stock in one or more series (of which 9,000,000 have been designated as Series A Preferred Stock and 4,000,000 of which are issued and outstanding as of the date of this prospectus) and to fix the powers, preferences and rights thereof without further action by our stockholders (subject to any limitations set forth in the Series A Certificate of Designations). These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us or other corporate action. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In some circumstances, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, Bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with an interested stockholder for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless:

●	the transaction is approved by the corporation’s Board of Directors prior to the date the interested stockholder became an interested stockholder;

●	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●	on or subsequent to such date the business combination is approved by the corporation’s Board of Directors and authorized at an annual or special meeting of the corporation’s stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, previously owned 15% or more of a corporation’s outstanding voting stock. This statute may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. This statute also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Director Vacancies

Our Bylaws provide that the authorized number of directors shall be fixed exclusively from time to time solely by action of the majority of our Board of Directors. Our Bylaws also provide that any newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of directors for cause or without cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless a corporation’s certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting.

Special Stockholder Meetings

Our Bylaws provide that special meetings of our stockholders may be called only by our President whenever he or she deems it necessary or advisable. A special meeting of the stockholders shall also be called by the President whenever so directed in writing by a majority of the entire Board of Directors or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Company entitled to vote at such meeting shall, in writing, request the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Exclusive Forum

Our Certificate of Incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of the Company to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our Bylaws also provide that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit the Company by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against the Company or our directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation contains a provision permitted under the DGCL relating to the liability of directors and officers. This provision eliminates a director or officer’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty; provided that such provision will not eliminate or limit the liability of:

●	a director or officer for breach of the director’s or officer’s duty of loyalty;

●	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

●	a director under Section 174 of the DGCL (unlawful dividends);

●	a director or officer for any transaction from which the director or officer derives an improper personal benefit; or

●	an officer in any action by or in the right of the Company.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director or officer’s fiduciary duty. This provision does not alter a director or officer’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions and exceptions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have entered into indemnification agreements and employment agreements with our directors and our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	material U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions, including, without limitation:

●	directly to one or more purchasers;

●	through agents;

●	in “at the market offerings” to or through a market maker or into an existing trading market, securities exchange or otherwise;

●	to or through underwriters, brokers or dealers; or

●	through a combination of these methods or any other method permitted by applicable law.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	privately negotiated transactions; or

●	any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each class and/or series of securities will state the terms of the offering of the securities, including:

●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

●	any delayed delivery arrangements;

●	any initial public offering price;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale, including in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices, which may vary and will be determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our and/or their outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on The Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, an active trading market may not develop for the offered securities. We have no current plans for listing the preferred stock, warrants or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Intelligent Protection Management Corp. incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the years ended December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through our website at https://investors.ipm.com/sec-filings.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.ipm.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are specifically incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of securities described in this prospectus (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

●	the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026;

●	our Current Report on Form 8-K filed on May 8, 2026; and

●	the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on March 17, 2026, including all amendments and reports filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to Intelligent Protection Management Corp., 30 Jericho Executive Plaza, Suite 400E, Jericho, New York, 11753; Attention: Corporate Secretary (telephone: (212) 967-5120).

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus. The documents incorporated by reference into this prospectus are also available on our corporate website at https://investors.ipm.com/sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Intelligent Protection Management Corp.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Company expected to be incurred in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee. The additional estimated amounts, if any, of fees and expenses to be incurred, to the extent applicable, in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

SEC registration fee	$5,722.01
Printing fees and expenses	1,000
Legal fees and expenses	50,000
Accounting fees and expenses	5,000
Miscellaneous expenses	1,000
Total	$62,722.01

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation provides that no director or officer shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) of an officer in any action by or in the right of the Company. Our Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL (“Section 145”) provides that a corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145, as the same may be amended and supplemented, indemnify and advance expenses to any person who is or was a director or officer, or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. In addition, our Certificate of Incorporation provides clarification that we may provide indemnification to any such person and any other person who is or was an employee or agent, by agreement or otherwise, on such terms and conditions as our Board of Directors may approve and that any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from the rights set forth in the amendment.

Our Bylaws require us to indemnify and advance expenses to our current and former directors and officers, as well as certain persons serving, at our request, at another entity as a director, officer, employee or agent.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in the person’s capacity as a director or officer.

We have entered into indemnification agreements and employment agreements with our directors and our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of Intelligent Protection Management Corp. (as amended through May 8, 2025) (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company filed on May 14, 2025 by the Company with the SEC).
3.2	Amended and Restated Bylaws of Intelligent Protection Management Corp. (as amended through January 2, 2025) (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of the Company filed on March 24, 2025 by the Company with the SEC).
3.3	Certificate of Designations of Series A Non-Voting Common Equivalent Stock of Intelligent Protection Management Corp. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of the Company filed on January 2, 2025 by the Company with the SEC).
4.1**	Certificate of Designation of Preferred Stock.
4.2**	Form of Warrant Agreement and Warrant Certificate.
4.3**	Form of Unit Agreement.
5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Grassi & Co., CPAs, P.C.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page to this registration statement).
107*	Filing Fee Table.

*	Filed herewith.

**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jericho, State of New York, on June 12, 2026.

INTELLIGENT PROTECTION MANAGEMENT CORP.

By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Jason Katz and Kara Jenny, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including, without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jason Katz	Chief Executive Officer and Chairman of the Board	June 12, 2026
Jason Katz	(Principal Executive Officer)
/s/ Kara Jenny	Chief Financial Officer and Director	June 12, 2026
Kara Jenny	(Principal Financial and Accounting Officer)
/s/ Yoram “Rami” Abada	Director	June 12, 2026
Yoram “Rami” Abada
/s/ Lance Laifer	Director	June 12, 2026
Lance Laifer
/s/ Sidney Rabsatt	Director	June 12, 2026
Sidney Rabsatt
/s/ John Silberstein	Director	June 12, 2026
John Silberstein
/s/ Barry Sloane	Director	June 12, 2026
Barry Sloane